 Exhibit 99.1

Tianyin Pharmaceutical Co., Inc. F3Q10 (Qtr End 03/31/10) Earnings Call Transcript

F3Q10 (Qtr End 03/31/10) Earnings Call

May 12, 2010 09:00 am ET

Executives

Dr. Jiang Guoqing - Chairman and Chief Executive Officer

Dr. James Jiayuan Tong – Chief Financial Officer, Chief Business & Development Officer, Director

Analysts

Angel Liu – Pope asset

Jamie Clement - Sidoti

Boyd Hinds - Equinox

Kevin Wood - Baron Partners

Presentation
Operator

Good morning, ladies and gentlemen. Thank you for standing by. Welcome to the Tianyin Pharmaceutical Inc. third quarter fiscal 2010 earnings conference call. At this time, all participants are in a listen-only mode. Following the presentation, we will conduct the question-and-answer session. Instructions will be provided at that time for you to queue up for questions. (Operator Instructions). I would like to remind everyone that this conference call is being recorded today, Wednesday, May 12, 2010, at 9 AM Eastern Time.

I will now turn the conference over to Dr. James Jiayuan Tong, Chief Financial Officer and Chief Business & Development Officer. Please go ahead, sir.

James Jiayuan Tong

Thank you, good morning and good evening. Ladies and gentlemen, welcome to Tianyin Pharmaceutical third quarter fiscal 2010 earnings conference call. I am James Jiayuan Tong, Chief Financial Officer and Chief Business & Development Officer of Tianyin Pharmaceutical, along with Dr. Jiang, Guoqing, Chief Executive Officer of the Company; Mr. Li, Hongcai, Vice President of Finance, and Simon Ren, Director of Investor Relations of the Company.

During this conference call, we'll be reviewing the third quarter financial highlights followed by a question-and-answer period. Before we continue, please note that this call will contain forward-looking statements made under the Safe Harbor provisions of the US Private Security Litigation Reform Act of 1995.

Any statements set forward in this conference call that are not historical facts or forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include but are not limited to such factors as unanticipated changes in the product demand, increased competition, failure to obtain or maintain intellectual property protection, fluctuation in the economy, results of research and development, failure to obtain regulatory approvals and other information detailed from time to time in obtaining pharmaceutical's finance and future filings recognized at United States Security Exchange Commission. The forward-looking statements contained in the conference call are made only for the date and Tianyin Pharmaceutical is under no obligation to revise or update these forward-looking statements.

Now, I'll turn the call over to Tianyin CEO, Dr. Jiang, Guoqing for his opening remarks. [Foreign Language].

Jiang Guoqing

[Foreign Language]

James Jiayuan Tong

This is James Tong, let me translate for Dr. Jiang. Good morning, hello to everyone. We have just completed another successful quarter and the management has hit their target and we worked very hard to meet our goals for the third quarter and also set a good foundation to complete and achieve our financial guidance for fiscal 2010. And thanks to our shareholders' support and we are dedicated to creating values for our shareholders and thanks.

I will be reviewing some of the financial highlights of third quarter fiscal year 2010. Our third quarter fiscal year 2010 revenue increased 60% year-over-year to $15.9 million, net income increased 63% to $2.9 million with earning per share basic $0.11 per share or a $0.09 per share diluted. The cash and cash equivalents were $23.3 million on March 31, 2010. Nine months 2010 cash flows from operation increased 95% year-over-year to $8.6 million.

Also an update on Sichuan Jiangchuan joint venture: our macrolide facility progress is on schedule. The sales for third quarter was $15.9 million up 60% and this was driven by continued channel expansion market penetration optimized usage over expanded production facility especially revenue from our top selling products Ginkgo Mihuan Oral Liquid, Apu Shuangxin, Xuelian Chongcao and Azithromycin Dispersible Tablet altogether were $8.8 million, representing 62.9% of the total quarterly revenue.

Gross margin increased to 53% as compared to 49% a year earlier. This was achieved by optimizing portfolio with higher margin products, such as Ginkgo Mihuan and Apu Shuangxin, while reducing the production of the lower margin product.

Our net income was $2.9 million for the three months ended March 31, 2010, as compared to net income of $1.9 million for the three months ended March 31, 2009, and the net income gain was primarily the result of the increase of the revenue along with increased gross margins.

Diluted earnings per share of the three months ended March 31, 2010 were $0.09, compared to $0.08 in the same period of 2009, based on 31.6 million shares for this quarter and 24.8 million shares in 2009.

The balance sheet: As of March 31, 2010, we had a cash and cash equivalent of $23.3 million. Net cash generated from operating activities were $8.6 million for the nine month and the strong cash flow was primarily the result of the revenue growth which led to an increased net income. We believe that Tianyin is adequately funded to meet all of our working capital and capital expenditure needs for 2010.

The net cash used in investing activities for the nine months was $5.5 million versus $5.2 million last year. The increase was mainly due to our new drug development and the construction of Jiangchuan production facility.

Here's the update for business development outlook. The progress update on Sichuan Jiangchuan Pharmaceutical: Since our announcement of the Jiangchuan JV on October 29, 2009, which focuses on the production of macrolide antibiotics, such as Azithromycin, one of the world's best-selling antibiotics. Jiangchuan holds the license from China's SFDA to produce macrolide antibiotics and a related business license from the Industry and Commerce Bureau and Tax department.

Tianyin owns 77% of the JV and plans to utilize Jiangchuan as the foundation of a broader, longer term strategy to build a significant presence in the rapidly growing macrolide antibiotics market. Construction on a new production facility in Xinjin Industrial Development Area commenced January 8 this year with Phase I expected to be operational by August, 2010 and Phase II to be operational by the second half of 2010, and the total anticipated expenditures for Phase I is $10 million. Tianyin anticipates the revenue contribution from the Phase I, starting 2011.

We reiterate our financial guidance for fiscal 2010, reaffirm to $63 million to the revenue and $11 million to the net income, representing 48% to 40% year-over-year growth respectively. Here're the prepared remarks.

Operator, please open up the question-answer period.

Question-and-Answer Session
Operator

Thank you. Ladies and gentlemen, we will now conduct the question-and-answer session. (Operators Instructions). Your first question comes from Angel Liu with Pope Asset Management, please go ahead.

Angel Liu

My question is, can you just give me a breakdown of the revenue number based on the products? Because I used to have the number and I hope you can give me some visibility about the sales trends.

James Jiayuan Tong

Okay. Ginkgo Mihuan: $5.5 million, Apu Shuangxin: $1.5 million, Xuelian Chongcao: $0.9 million, Azithromycin is $0.8 million and Qingrejiedu is $0.7 million.

Operator

Your next question comes from Jamie Clement with Sidoti, please go ahead.

Jamie Clement - Sidoti

Dr. Jiang, one of the other companies that are considered somewhat similar to your own reference was in raw material prices with their last earnings release. We certainly did not see that in your numbers with your strong gross margin performance. Can you address sort of the inflation trends with respect to raw materials and whether do you think can keep margins at these levels?

James Jiayuan Tong

Let me translate this in Chinese. So Dr. Jiang and I will be both answering this question. Jiang Guoqing, Jamie [Foreign Language]

Guoqing Jiang

[Foreign Language].

James Jiayuan Tong

Jamie, to answer your question, the reason is that some of the Chinese traditional medicine raw material for antiviral indications does increase in price. The Ginkgo Mihuan, our flagship product is a modernize tradition Chinese, fermentation type. Therefore it was more extracted and it's not affected by the raw material price increase that affects antiviral drugs.

Jamie Clement - Sidoti

So it really is the question of your product mix?

James Jiayuan Tong

Yes. Exactly, so we're positioned well in this. It is also a patented technology. So actually we are protected both on the raw material side and on the market side.

Jamie Clement - Sidoti

Okay. Now I did want to ask about the board's decision on the dividend. Personally paying a dividend by a company with your growth prospects is an inefficient way of currency value for shareholders so actually I applaud your decision not to continue paying the dividend is with respect to the Phase I and Phase II expansion plans you referenced. What is the total capital need of those expansion plans? Is that significantly going to cut into your cash position?

James Jiayuan Tong

Okay. [Foreign Language]

Jiang Guoqing

[Foreign Language]

James Jiayuan Tong

Okay, Jamie, thanks for the support. As for the CapEx for Jiangchuan, we are going to spend another $10 million to complete Jiangchuan. We currently have $23 million.

Jamie Clement - Sidoti

Okay, so that you still have a plenty of cash left over?

James Jiayuan Tong

Yes, we do.

Operator

The next question comes from Boyd Hinds with Equinox. Please go ahead.

Boyd Hinds - Equinox

Is there any reason why the company did not reference its earlier fiscal year '11 guidance in this press release?

James Jiayuan Tong

[Foreign Language].

Jiang Guoqing

[Foreign Language].

James Jiayuan Tong

This is what Dr. Jiang have said and I will supplement some information on this. We have already given out our fiscal year 2011 guidance for the last two quarters and if Jiangchuan facility is online and now is on schedule and we are confident that we can hit the number of fiscal year 2011.

Boyd Hinds- Equinox

Okay, I'm sorry you were kind of breaking up there.

James Jiayuan Tong

So, we've already given out the guidance and we are confident that when Jiangchuan facility is completed and the revenue contribution will be able to enable us to hit the numbers.

Boyd Hinds - Equinox

Okay. And just to refresh our memory, when do you expect that to be fully completed and beginning to impact your top line in order to be able to hit the guidance that you originally forecasted?

James Jiayuan Tong

[Foreign Language]

Jiang Guoqing

[Foreign Language]

James Jiayuan Tong

So, Boyd, the construction is on schedule, the only uncertain part is the GMP certification which depends on the government agency’s inspection and we are targeting for the second quarter of 2011 to be completed and starting to contribute to the 2011 fiscal year revenue.

Boyd Hinds - Equinox

So, that's Q2 of fiscal year 2011, correct?

James Jiayuan Tong

Yes.

Boyd Hinds - Equinox

Okay. My last question is about the stock compensation expense and what you project that to be based on its current investing schedule going forward in fiscal year 11?

James Jiayuan Tong

You mean the management compensation expense?

Boyd Hinds - Equinox

Well, yes, there is a stock compensation expense that's included in the income statement and in the cash flow summary as well, that's been about $1.3 million year-to-date, is that expected to be sort of accruing out of similar rate going forward?

James Jiayuan Tong

I think it's a question for me and I'll translate it for Jiang and then for everyone. [Foreign Language]. We are accruing at about $1 million going forward.
Boyd Hinds - Equinox

That's $1 million per fiscal year?

James Jiayuan Tong

Per year.

Operator

(Operators Instructions). Your next question comes from Kevin Wood with Baron Partners. Please go ahead.

Kevin Wood - Baron Partners

I may have missed this earlier. I wonder if you could repeat for us. What that guidance is for fiscal year 2011 that Boyd was referring to? I know you've said you reiterated it and you expect that to be on target, I can see that number.

James Jiayuan Tong

[Foreign Language]

Kevin, our fiscal year which is closed is $113 million for the revenue and $19 million for the net income for fiscal year 2011.

Kevin Wood - Baron Partners

And $19 million, okay. All right great and also just wondering if you could tell us a little about what your plans are going forward in the area of Investor Relations, do you expect to be active in visiting investors attending conferences, that sort of thing or is anything more about your plans are there?

James Jiayuan Tong

Yes we are, since I became CFO of the Company, over a month ago and I have already visited a number of investors, attending meetings and we will be attending a couple of conferences in New York next week and we are very open to our investors and welcome them to come for a visit at our headquarters and the facility, anytime they would like. So just send an email, we will be more than happy to tell you about Tianyin Pharmaceutical.

Operator

Your next question comes from Angel Liu from Pope Asset Management. Please go ahead.

Angel Liu

All right, James I just had a follow-up question. On your revenue guidance, does it include the Jiangchuan's contribution?

James Jiayuan Tong

It does include.

Angel Liu

Can you give me your current utilization rate in the capacity?

James Jiayuan Tong

You mean the current utilization rate? [Foreign Language]

Jiang Guoqing

[Foreign Language]

James Jiayuan Tong

Over 60%.

Angel Liu

Okay and then I guess your utilization rate increased in the first quarter and in the near future gradually?

James Jiayuan Tong

Yes, we are. [Foreign Language]

Angel Liu

How long will the current capacity support your growth? Like how many years in the future?

James Jiayuan Tong

In our 10-Q, let me refer the next five years and if there is a significant increased demand from our customers, we will have extra space that really expands the capacity at the current facility.

Operator

There are no further questions at this time. Please continue.

James Jiayuan Tong

[Foreign Language]

Jiang Guoqing

[Foreign Language]

James Jiayuan Tong

Thanks to our investors and shareholders, to support Tianyin Pharmaceutical. The management is dedicated to creating the expeditious growth curve as for the next few years. And our steadfast efforts and sales expansion, market penetration, new production utilization, portfolio optimization were reflected by this quarter’s solid growth, both in the top and bottom line. For the Company’s future growth, we'll be working very hard on our Jiangchuan JV along with other products in the portfolio to address a large and rapid growing market in China. Thank you.

Operator

Ladies and gentlemen this concludes the conference call for today. Thank you for participating. Please disconnect your line.